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                    MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                   EXCHANGE OFFER FOR ALL OF ITS OUTSTANDING
          13 3/4% SERIES B SENIOR NOTES DUE 2007 (CUSIP NO. 57773AAC6)
                          AND SOLICITATION OF CONSENT

                       PURSUANT TO THE OFFERING MATERIALS
                              DATED MARCH 14, 2002

     THE EXCHANGE OFFER AND CONSENT SOLICITATION (THE "EXCHANGE OFFER") WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 11, 2002, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDER OF OLD NOTES MAY BE WITHDRAWN AND THE CORRESPONDING CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                  March 14, 2002

To our Clients:

     Enclosed for your consideration is an Offering Circular dated March 14, 2002, (the "Offering Circular"), Certain Financial Forecast Information supplement dated March 14, 2002, (together with the Offering Circular, the "Offering Materials") and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent") relating to the:

          1. offer to exchange $275,000,000 aggregate principal amount of 13 3/4% Series B Senior Notes due 2007 ("Old Notes") of Maxcom Telecomunicaciones, S.A. de C.V. (the "Company" or "Maxcom") issued under an Indenture (the "Indenture") dated as of March 1, 2000, between Maxcom and The Bank of New York, as Trustee, for a combination of: (a) an aggregate of $175,000,000 principal amount of New Senior Notes due 2007 ("New Notes"); and (b) an aggregate of 28,050,000 CPOs representing an aggregate of 28,050,000 Series N2 Preferred Stock; and

          2. solicitation for Consent (the "Consent") from holders of the Old Notes to amend and/or waive certain provisions of the Indenture.

     The purpose of the Exchange Offer is to: (1) reduce the Company's debt service burden in order to improve its liquidity and attract additional investment and, therefore, continue the build out of its infrastructure and the growth of its business; (2) amend the Indenture to eliminate all its restrictive covenants and events of default; and (3) waive any obligation of Maxcom under the Indenture to offer to redeem all outstanding Old Notes because of any change of control resulting from the Exchange Offer and the private equity investment of up to U.S.$66.2 million in the Company.

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES AND THE CORRESPONDING CONSENT MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account and to deliver Consent with respect to all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Materials and Letter of Transmittal and Consent.
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     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes and deliver the Consent on your behalf in accordance with the provisions of the Exchange Offer. Please note the following:

        1.  The Exchange Offer is for all Old Notes;

        2. You will receive for each Old Note that you tender: (x) U.S.$636.36 principal amount of New Notes which mature on March 1, 2007 and will not bear interest until March 1, 2006 and will accrue interest thereafter at an annual interest rate of 10%; and (y) 102 CPOs, each representing one share of Series N2 Preferred Stock with limited voting rights;

        3. The Exchange Offer is subject to certain conditions set forth in the Offering Circular in the section captioned "The Exchange Offer and Consent Solicitation -- Conditions;"

        4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal and Consent;

        5. The Exchange Offer expires at 5:00 p.m., New York City time, on April 11, 2002, unless extended by the Company; and

        6. You may withdraw your tender of the Old Notes and revoke the Consents at any time prior to the Expiration Date.

     If you wish to have us tender your Old Notes and deliver the corresponding Consent, please so instruct us by completing, executing and returning to us the instruction form on the next page. THE LETTER OF TRANSMITTAL AND CONSENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES AND DELIVER THE CONSENT.

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                             LETTER OF INSTRUCTION

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by Maxcom Telecomunicaciones, S.A. de C.V. with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned and to deliver the undersigned's Consent with respect to the Old Notes, pursuant to the terms and conditions set forth in the Offering Materials and the Letter of Transmittal and Consent.

     Please tender all the Old Notes held by you for the account of the undersigned and deliver the corresponding Consents as indicated below:

                AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TENDERED

Maxcom Telecomunicaciones, S.A. de C.V. 13 3/4%
  Series B Senior Notes Due 2007, CUSIP No.
  57773AAC6......................................   -------------------------------------------------

Dated: ---------------------, 2002

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                                                    SIGNATURE(S)

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                                                    PLEASE PRINT NAME(S) HERE

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                                                    ADDRESS(ES)

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                                                    AREA CODE AND TELEPHONE NUMBER

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                                                    TAX IDENTIFICATION OR SOCIAL SECURITY NO(S.)
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NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED AND THE
CORRESPONDING CONSENT BE DELIVERED, UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM
YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE
PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO
TENDER ALL THE OLD NOTES AND DELIVER THE CONSENT WITH RESPECT TO THE OLD NOTES
HELD BY US FOR YOUR ACCOUNT.

Enclosures